Investor and Media Relations: Marty Tullio, Managing Partner McCloud Communications, LLC 949.553.9748 marty@mccloudcommunications.com

CNS Respone:  Letter to Shareholders Regarding Proxy Cards

Costa Mesa, CA – September 1, 2009 – CNS Response, Inc. (OTCBB:CNSO) provides a Letter to Shareholders from Chief Executive Officer George Carpenter.

“Dear shareholder,

You may be receiving two proxy cards in the mail during September.  One from us, for a validly noticed and properly documented Annual Meeting, to be held on September 29th at 10:00 a.m. PDT at the Island Hotel in Newport Beach, CA.  The first annual meeting in the Company’s history is open to all shareholders of record as of August 27, 2009.

You may also receive one from Len Brandt, which we do not believe will be usable for any validly called shareholder meeting or purpose.  If you fill out and return this card, it may result in a quorum at one of the purported meetings he calls and may unintentionally assist Len Brandt in his efforts to take over the company, even if you vote against him.

If you have any questions, please feel free to contact me directly.

Sincerely yours,

George Carpenter

George C. Carpenter IV
Chief Executive Officer”

Additional Information and Where to Find It
CNS Response, Inc. (the “Company”) intends to file one or more a proxy statements with the Securities and Exchange Commission (“SEC”) in connection with its Annual Meeting of Stockholders and one or more purported meetings called by a stockholder of the Company, Leonard Brandt. CNS SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov or from the Company at 2755 Bristol Street, Suite 285, Costa Mesa, CA 92626.

Participants in Solicitation
CNS and its directors (other than Leonard J. Brandt) and executive officer (George Carpenter, who also serves as a director) may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders the purported special meeting called by Leonard Brandt or any consent solicitation undertaken by Brandt. Securityholders may obtain information regarding the names, affiliations and interests of such individuals in CNS’s Form 10-K and Form 10-K/A filings with the SEC on January 13, 2009 and January 28, 2009, respectively.  To the extent holdings of CNS securities of the participants have changed since the amounts reflected in those filings, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or Form 5 filed by those persons with the SEC. Additional information regarding the interests of these persons in these matters will be included in the Company’s definitive proxy statements.
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CNS Response:  Letter to Shareholders Regarding Proxy Cards

About CNS Response
Today, most physicians are able to base treatment on objective test data, such as EKGs, MRIs, blood tests, etc.  Broadly speaking, such advances have not yet come to those physicians practicing psychiatry.

CNS Response has developed a patented data-analysis capability that, with the help of a simple, non-invasive EEG, will analyze a patient’s brain waves and compare the results to an extensive patient outcomes database. The process produces a rEEG® report providing a psychiatrist with guidance to personalize medication regimens for a patient, based on the patient’s own brain physiology. To read more about the benefits this patented technology provides physicians, patients and insurers, please visit the CNS Response website, www.cnsresponse.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements involve risks and uncertainties as set forth in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

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